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                     AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
                                    by and among
                              OCC ACCUMULATION TRUST,
                   AMERICAN CENTURION LIFE ASSURANCE COMPANY and
                                  OCC DISTRIBUTORS

This is an amendment to the September 17, 1997 Participation Agreement ("Agreement") among OCC Accumulation Trust, American Centurion Life Assurance Company and OCC Distributors.

SCHEDULE 1 to the Agreement is amended to read as follows:
     The following separate accounts of American Centurion Life Assurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

     ACL Variable Annuity Account 2, established October 12, 1995 as used to fund the flexible premium variable annuity contracts known as the ACL Personal Portfolio-SM- and ACL Personal Portfolio Plus(2).

SCHEDULE 2 to the Agreement is amended to read as follows:
     The separate account(s) shown on Schedule 1 may invest in the following Portfolios of the OCC Accumulation Trust:

               Managed Portfolio
               U.S. Government Income Portfolio
               Small Cap Portfolio
               Equity Portfolio

OCC ACCUMULATION TRUST                    OCC DISTRIBUTORS

Signature: /s/ Bernard H. Garil            Signature:  /s/ Thomas E. Duggan
          ------------------------                    ------------------------
By  /s/ Bernard H. Garil                  By     s/ Thomas E. Duggan
    ------------------------------               -----------------------------
Title:  Vice President                    Title:  Secretary
        --------------------------                ----------------------------

AMERICAN CENTURION LIFE                   ATTEST:
ASSURANCE COMPANY

Signature /s/ Stuart Sedlacek             Signature:  /s/ Eric L. Marhoun
:         ------------------------                    ------------------------
By  /s/ Stuart Sedlacek                   By     /s/ Eric L. Marhoun
    ------------------------------               -----------------------------

Title:  President                         Title:  General Counsel & Secretary
        --------------------------                ----------------------------



Date:  October 14,          1998
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